Exhibit 10.24

indemnification and lock-up agreement

iPOWER INC.

2399 Bateman Avenue

Duarte, CA 91010

D.A. DAVIDSON & CO.

As representative of the several Underwriters

named in Schedule I hereto

611 Anton Blvd., Suite 600

Costa Mesa, CA 92626

Ladies and Gentlemen:

ARTICLE I. Indemnification Agreement.

In connection with the proposed Underwriting Agreement with D.A. Davidson as representative of the Underwriters referred to below, iPower Inc., a Nevada corporation (the “Company”), the undersigned have each advised you that on or about August 31, 2020, the Company (then known as BZRTH Inc.) entered into a letter agreement with Boustead Securities, LLC (“Boustead”) entitled “Proposed Pre-IPO Offering, IPO and Corporate Finance Transactions” (the “Boustead Agreement”). No later than February 2021, the Company informed D.A. Davidson that it had effectively terminated the Boustead Agreement. On April 15, 2021, the Company provided formal written notice to Boustead that it was terminating the Boustead Agreement. On April 16, 2021, counsel to Boustead advised the Company that they believed our termination of the Engagement Agreement was improper and threatened to seek immediate judicial intervention to obtain injunctive relief and damages. On April 21, 2021, the Company’s special litigation counsel responded to such allegations and threats, refuting Boustead’s claims. On April 23, 2021, counsel to Boustead provided written notice stating that, subject to the size of our initial public offering, they believe they will be entitled to up to $3.5 million in addition to warrants. We sometimes refer to the foregoing herein as the “Boustead Dispute.”

This will further acknowledge that the undersigned, Chenlong Tan, owns of record and beneficially an aggregate of 8,023,334 shares of the Common Stock of the Company, representing in the aggregate approximately 37.14% of the outstanding shares of Common Stock.

Reference is made to an indemnification agreement, dated April 27, 2021 between the Company and the Underwriters referred to below (the “Company Indemnification Agreement”), pursuant to which, inter alia, the Company agreed to indemnify the “Indemnitees” named therein in connection with any “Proceeding,” against all “Expenses” and judgments, fines and amounts paid in settlement or actually incurred by the Indemnitee in connection with such Proceeding. Unless otherwise defined in this Agreement all capitalized terms, when used herein shall have the same meaning as they are defined in the Company Indemnification Agreement.

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In order to provide the Company with reasonable assurances that the Company will not be required to pay any such judgments, fines and amounts paid or actually incurred by the Company or an Indemnitee in connection with such Proceeding or in connection with any settlement agreement entered into by the Company or an Indemnitee with Boustead (each a “Company Payment”), the undersigned hereby agrees as follows:

1.                     The undersigned shall reasonably promptly reimburse the Company in the manner hereinafter set forth for any Company Payment up to a maximum amount of $3,500,000 (the “Reimbursement Amount”).

2.                     Except as set forth in Section 4 below, it is contemplated and agreed by the parties that the sole source of funds by which the undersigned shall make payment of the Reimbursement Amount shall be through the sale of up to 400,000 shares of Company Common Stock owned by the undersigned (the “Subject Shares”).

3.                     Notwithstanding the lockup provisions of Article II of this Agreement, until the earliest to occur of (a) a final determination by a court of competent jurisdiction from which no appeal has or can be taken with respect to any Proceeding related to the Boustead Dispute, (b) a final settlement agreement is entered into by the Company or any Indemnitee named in a Proceeding with respect to such Boustead Dispute, and (c) five (5) years from the date of the closing of the Company’s initial public offering (either, a “Final Determination”), the undersigned shall not (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household, any partnership, corporation or other entity within the undersigned’s control, and any trustee of any trust that holds Common Stock or other securities of the Company for the benefit of the undersigned or such spouse or family member not to) (i) offer, sell, contract to sell (including any short sale), pledge, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, grant any option, right or warrant for the sale of, purchase any option or contract to sell, sell any option or contract to purchase, or otherwise encumber, dispose of or transfer, or grant any rights with respect to, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for the 400,000 Subject Shares, (ii) enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of 400,000 Subject Shares, whether any such transaction described in clause (i) or (ii) is to be settled by delivery of 400,000 Subject Shares, in cash or otherwise, (iii) make any demand for or exercise any right with respect to the registration of 400,000 Subject Shares or (iv) publicly disclose the intention to do or cause any of the foregoing.

4.                   The undersigned shall pay to the Company any portion of the Reimbursement Amount solely from one or more sales by the undersigned of 400,000 Subject Shares out of an aggregate of 8,023,334 shares of the Common Stock of the Company owned by the undersigned provided, however, that in the event that the amount of Subject Shares (less any Subject Shares previously sold to fund reimbursement of a prior Company Payment) are of insufficient value to fund the full reimbursement of a Company Payment (up to the Reimbursement Amount) at the time of such payment, the undersigned agrees to reasonably promptly sell additional shares of Common Stock of the Company then owned by the undersigned in an amount sufficient to fully reimburse such Company Payment (up to the Reimbursement Amount), it being understood that the only source of payment for the Reimbursement shall be through the sale of the Subject Shares and any other shares of the Company owned by the undersigned. However, in the event that for any reason the undersigned is unable to sell additional shares of the Company when a Company Payment is due, then, at the option of the undersigned, he may elect to use other liquid resources, if then available to him, to make such payment. In the event that a Final Determination of the Boustead Dispute shall occur prior to the expiration of the Lockup Period described in Article II below, the undersigned shall, subject to compliance with applicable securities laws and the terms of Article II below, effect one or more sale of such Subject Shares promptly following the expiration of the Lockup Period;.

5.                   In the event that a Proceeding has not be instituted by May 31, 2021 and the Underwriting Agreement has not been signed by May 31, 2021, unless such date shall be extended by mutual agreement of the Company, D.A. Davidson & Co. and the undersigned, all of the provisions of this Article I shall terminate and be of no further force or effect.

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ARTICLE II. Lockup Agreement.

The undersigned refers to the proposed Underwriting Agreement (the “Underwriting Agreement”) among iPower Inc., a Nevada corporation (the “Company”), and the several underwriters named therein (the “Underwriters”). As an inducement to the Underwriters to execute the Underwriting Agreement in connection with the proposed public offering (the “Offering”) of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), pursuant to a Registration Statement on Form S-1, the undersigned hereby agrees that from the date hereof and until 180 days after the public offering date set forth on the final prospectus used to sell the Common Stock (the “Public Offering Date”) pursuant to the Underwriting Agreement (such 180-day period being referred to herein as the “Lock-Up Period”), the undersigned will not (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household, any partnership, corporation or other entity within the undersigned’s control, and any trustee of any trust that holds Common Stock or other securities of the Company for the benefit of the undersigned or such spouse or family member not to) (1) offer, sell, contract to sell (including any short sale), pledge, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, grant any option, right or warrant for the sale of, purchase any option or contract to sell, sell any option or contract to purchase, or otherwise encumber, dispose of or transfer, or grant any rights with respect to, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock (collectively, the “Lock-Up Securities”), (2) enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) is to be settled by delivery of the Lock-Up Securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to the registration of the Lock-Up Securities or (4) publicly disclose the intention to do or cause any of the foregoing, without, in each case, the prior written consent of D.A. Davidson & Co. (“D.A. Davidson”), which consent may be withheld in D.A. Davidson’s sole discretion; provided, however, that if (i) during the last [17] days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the [16]-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the [18]-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless D.A. Davidson waives, in writing, such extension. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by the undersigned or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Lock-Up Securities, in cash or otherwise.

The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the previous paragraph will be delivered by D.A. Davidson to the Company (in accordance with Section 5(k) of the Underwriting Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the [34th] day following the expiration of the initial Lock-Up Period, it will give notice thereof to D.A. Davidson and will not consummate such transaction or take any such action unless it has received written confirmation from D.A. Davidson that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s Lock-Up Securities without the prior written consent of the Representative:

(i)	provided that (a) such transfer shall not involve a disposition for value, (b) each resulting transferee of the Company’s securities executes and delivers to the Representative an agreement satisfactory to the Representative certifying that such transferee is bound by the terms of this lock-up agreement and has been in compliance with the terms hereof since the date first above written as if it had been an original party hereto, (c) no filing by any party under Section 16(a) of the Exchange Act shall be required or shall be made voluntarily in connection with such transfer:

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a.	as a bona fide gift or gifts;

b.	to any trust or other entity for the direct or indirect benefit of the undersigned or the immediate family (parents, children or siblings) of the undersigned;

c.	if the undersigned is a corporation, partnership, limited liability company, trust or other business entity and (1) transfers to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or (2) distributes the Lock-Up Securities to limited partners, limited liability company members or stockholders of the undersigned, or to any investment fund or other entity that controls or manages the undersigned;

(ii)	via transfer by testate succession or intestate succession;

(iii)	if the undersigned is an employee of the Company and transfers to the Company upon death, disability or termination of employment of such employee; or

(iv)	pursuant to an order of a court or regulatory agency.

If the undersigned is an officer or director of the Company, (i) the undersigned agrees that the foregoing restrictions shall be equally applicable to any issuer-directed or “friends and family” shares of Common Stock that the undersigned may purchase in the proposed public offering; (ii) D.A. Davidson agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of the Lock-Up Securities, D.A. Davidson will notify the Company of the impending release or waiver, and (iii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by D.A. Davidson hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this lock-up agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

In addition, the undersigned agrees that, during the period commencing on the date hereof and ending 180 days after the Public Offering Date, without the prior written consent of D.A. Davidson (which consent may be withheld in its sole discretion): (a) the undersigned will not request, make any demand for or exercise any right with respect to, the registration of any Common Stock or any security convertible into or exercisable or exchangeable for Common Stock and (b) the undersigned waives any and all notice requirements and rights with respect to the registration of any such security pursuant to any agreement, understanding or otherwise to which the undersigned is a party.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to (a) decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this lock-up agreement and (b) place legends and stop transfer instructions on any such shares of Common Stock owned or beneficially owned by the undersigned. The undersigned understands that the Company and the Underwriters are relying upon this lock-up agreement in proceeding toward consummation of the Offering. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this lock-up agreement. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

The undersigned understands that, if (1) the Underwriting Agreement is not executed by [May 31, 2021], (2) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the shares of Common Stock to be sold thereunder, or (3) D.A. Davidson, on the one hand, or the Company, on the other hand, advises the other, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, then this lock-up agreement shall be void and of no further force or effect.

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This lock-up agreement and any claim, controversy or dispute arising under or related to this lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to choice of law rules.

This lock-up agreement may be delivered via facsimile, electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

/s/ Chenlong Tan
Printed Name: Chenlong Tan
Date: April 27, 2021

Accepted and Agreed to this

27th day of April 2021:

iPower Inc.

By:  /s/ Kevin Vassily

Kevin Vassily, Chief Financial Officer

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